  Exhibit 99.1

American Resources Corporation Announces New Environmental Partnership

Company Creates Partnership with Environmental Remediation and Sustainable Community Development Company to Reclaim Thermal Coal Mine in Indiana while Continuing Its Growth of Metallurgical Carbon for Steelmaking

January 28, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / January 28, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, is pleased to announce a partnership with Land Betterment LLC., a sustainable community development company that focuses on the remediation of former coal mining sites and upcycling the land for sustainable economic opportunities, to reclaim the Company’s non-core, idled thermal coal mine located within the Illinois Basin in Greene County, Indiana, known as the Company’s Gold Star mine.

Under the partnership, American Resources will enable Land Betterment to sell scrap metal, facilities and associated non-pledged equipment of the Gold Star mine to fund the complete reclamation of the prior thermal coal mining operation. In turn, Land Betterment will provide environmental remediation services at the mining site with the goal of repurposing certain areas for alternative commercial or community uses. As a result, upon completion American Resources will reduce its total environmental bonding liabilities by approximately $1.3 million with minimal costs to the Company.

“We are always looking for opportunities to reduce our environmental liabilities and have become much more proactive in our efforts to permanently shut down any of those liabilities associated with thermal coal within our portfolio,” stated Mark Jensen, Chairman and CEO of American Resources Corporation. “This partnership provides us with a viable solution to reduce such liabilities and will be something we could potentially expand on in the future allowing American Resources to focus on efficiently continuing the growth of its metallurgical carbon platform to service the steelmaking and infrastructure markets worldwide.”

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical carbon and pulverized coal injection (PCI) to the steel industry. The company operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-732
matt@precisionpr.co

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation